Québec [image of flag of Québec]

CERTIFICATE OF AMENDMENT
The Companies Act, Part IA
(R.S.Q., c. C-38)

I certify hereby that the company

RESSOURCES X-CHEQUER INC.

and version(s)

X-CHEQUER RESOURCES INC.

amended its articles on November 11 1996, in conformity with part IA of the Companies Act, as stated in the articles of amendment attached hereto

[*signature*]
CERTIFIED COPY

Filed with the registrar November 8 1996 under Québec enterprise number 1140348377 seal of the inspector general of financial institutions

[*signature*]
The inspector general of financial institutions

R130I17X73R82JA

[image of flag of Québec] Government of Québec	Form 5
The Inspector general	ARTICLES OF AMENDMENT
of financial institutions	The Companies Act, R.S.Q., c. C-38
Part 1A

1	Corporate Name

RESSOURCES X-CHEQUER INC. X-CHEQUER RESOURCES INC.

2	[ ] Application presented in conformity with Section 123.140 and following of the Companies Act

3	The company’s articles are amended as follows:

All the issued and outstanding common shares without par value of the share capital of the company are consolidated on the basis of one common share for each ten common shares issued and outstanding. Each holder entitled to receive a fraction of share will receive a whole share for each fraction of share equal to or higher than 0.5 share.

4	Effective date, if different from date	5	Corporate name (or designating number) prior to
	of filing (see instructions)		amendment, if different from that mentioned in item 1

	NOVEMBER 11, 1996		Explorations Palace Inc.
			Palace Explorations Inc.

If space is insufficient, attach an appendix in two (2) copies.

CERTIFIED COPY
          [signature]

Signature of authorized director [signature]
________________________________________________________________________________________________________
 For departmental use only

[stamp]
Government of Québec	[signature]
filed on	CERTIFIED COPY
Nov 08 1996
The Inspector general of
financial institutions